EXHIBIT 4J


          AMENDMENT NO. 2 TO INVESTORS' RIGHTS AGREEMENT

     Section 1.2(b) of the Investors' Rights Agreement, dated April 26, 2002, by and among CONCEPTS DIRECT, INC., a Delaware corporation, ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership, PHILLIP A. WILAND, an individual, and LINDA S. WILAND, an individual, is hereby amended to read as follows:

     (b) Mandatory Registration. In addition to the foregoing, the Company shall prepare and file with the SEC prior to March 15, 2003, a Registration Statement or Registration Statements (as necessary) covering all of the Holder's Registrable Securities. The Company shall cause such Registration Statement to be declared effective by the SEC by June 15, 2003.

The parties have executed this Amendment to Investors' Rights
Agreement as of January 22, 2003.

                                CONCEPTS DIRECT, INC.


                                By:  /s/ Zaid H. Haddad
                                Name:  Zaid H. Haddad
                                Title:  Chief Financial Officer

                                ST. CLOUD CAPITAL PARTNERS, LP


                                By:  /s/ Robert Lautz
                                Name:  Robert Lautz
                                Title: Managing Director

                                PHILLIP A. WILAND


                                By:  /s/ Phillip A. Wiland
                                Phillip A. Wiland

                                LINDA S. WILAND


                                By:  /s/ Linda S. Wiland
                                Linda S. Wiland